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QUESTIONS & ANSWERS FOR AIM FLOATING RATE FUND

We encourage you to read the proxy statement in full; however, the following represent some typical questions that shareholders may have regarding the proxy statement/prospectus.

HOW DO I VOTE?
Voting may take place in the following ways:

     o You may vote your shares at www.proxyweb.com unless your shares are held through a broker, in which case you may vote your shares at www.proxyvote.com. You will need the control number from your proxy card to vote on the Internet. Because Internet voting is the most economical way to vote your proxy, we encourage all shareholders to use this method.

     o You may call in your vote to a 24-hour automated system at 1-888-221-0697. You will need the control number from your proxy card to vote by telephone. For questions or to vote through a customer service representative you may call 1-888-684-2426; you will be asked to verify your identity such as your current address and ZIP code.

     o You may indicate your vote on the proxy card and return it in the postage-paid envelope provided in the shareholder mailing.

     o If you do attend the meeting, you may vote your shares in person. Please notify AIM Investments at 1-800-952-3502 if you plan to attend the meeting.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?
The Board, including the independent trustees, unanimously recommends that you vote FOR the proposal on the proxy card.

WHY SHOULD I VOTE?
Every vote is important. If shareholders fail to vote their proxies, the fund may not receive enough votes to go forward with the April 11, 2006, shareholder meeting. If this happens, additional solicitations may have to be made to obtain a quorum, or proxies may have to be resent to shareholders.

HAS AIM CONTRACTED FOR THE SERVICES OF A PROXY SOLICITOR?
Yes, AIM has hired Management Information Services as its proxy solicitor. If we do not receive your vote after a reasonable amount of time, you may receive a telephone call from them reminding you to vote your shares.

WILL MY VOTE BE CONFIDENTIAL USING THE ONLINE PROXY VOTING SYSTEM?
The Web proxy voting system offered by proxyweb.com maintains a high level of security to ensure the confidentiality of your vote. Security features include:

     o SECURE SOCKETS LAYER (SSL) -- A security measure that encrypts all information that travels between proxyweb.com's Web server and the shareholder's computer.

     o CONTROL NUMBER -- Each shareholder is required to enter his or her control number. Proxyweb.com verifies the number and presents the holder with the proxy card.

     o FIREWALL -- To protect the confidentiality of your account records, proxyweb.com uses only control numbers and card codes to register votes. Voted positions are then periodically uploaded to our master database of shareholders listed as of the record date. All account-specific data remains behind our firewall.
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HOW DO I SIGN THE PROXY CARD?
The following general rules for signing proxy cards may be of assistance to you and could help avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

Individual Accounts: Shareholders should sign exactly as their name appears in the account registration shown on the proxy card.

Joint Accounts: All joint owners should sign exactly as their names appear in the account registration shown on the proxy card.

All Other Accounts: The capacity of the individual signing the proxy card (for example, "trustee") should be indicated unless it is reflected in the form of registration. If a corporation, limited liability company, or partnership, please sign full entity name and indicate the signer's position with the entity.

WHAT IS THE DEADLINE FOR VOTING?
All votes must be received before or at the Shareholder Meeting, which will be held on April 11, 2006, at 3:00 p.m. Central Time.

WHAT IS THE PROPOSAL BEING PRESENTED AT THE MEETING AND WHAT AM I BEING ASKED TO VOTE ON?

     o You are being asked to vote on the approval of an Agreement and Plan of Reorganization which provides for the conversion of AIM Floating Rate Fund, a closed-end interval fund, into an open-end fund.

WHERE CAN I FIND MORE INFORMATION CONCERNING THE PROPOSAL?
Further details about the proposal can be found in the proxy statement.